EXHIBIT 99.1

NERDWALLET REPORTS THIRD QUARTER RESULTS
Revenue of $239.6 million, up 11% Year-Over-Year

FINANCIAL HIGHLIGHTS
•Revenue of $239.6 million
•GAAP income from operations of $19.4 million
•GAAP net income of $14.9 million, or $0.23 income per diluted share
•Non-GAAP operating income of $30.4 million
•Adjusted EBITDA of $39.8 million
SAN FRANCISCO, CA—November 5, 2026—NerdWallet, Inc. (Nasdaq: NRDS), which provides trustworthy financial guidance, products and services to consumers and small and mid-sized businesses (SMBs), today reported financial results for its third quarter ended September 30, 2026.
“Providing clarity for all of life’s financial decisions is how we earn the trust of the consumers and small businesses we serve,” said Tim Chen, Co-Founder and CEO of NerdWallet. “We’re building on that foundation by doing more for them and giving them more reasons to return to NerdWallet, and we're encouraged by the progress we're making.”
THIRD QUARTER 2026 HIGHLIGHTS
As previously announced, effective with the first quarter of 2026, we present revenue disaggregated by our user groups: Consumer and SMB. This presentation is consistent with recent changes in how management evaluates our financial and business performance, including the information currently reviewed by our chief operating decision maker. Consumer revenue includes revenue from financial products and services intended for individual consumers, including insurance, credit cards, loans, bank accounts and other products and services. Consumer revenue includes our previously reported Insurance, Credit cards, Loans and Emerging verticals product categories. SMB revenue includes revenue from financial products and services intended for SMBs, including loans, credit cards and other products and services. Prior period disaggregation of revenue has been recast to conform to this new presentation.
•Consumer revenue of $214.5 million increased 12% year-over-year, primarily driven by increases of $25.0 million in student loans reflecting recent changes in federal borrowing limits, and the peak summer lending season, as well as the incorporation of our recent acquisition of College Finance, $13.3 million from personal loans as we expanded our marketplace offerings to serve a broader range of borrowers, and $8.6 million from deposit accounts as partners expanded budgets, partially offset by a $17.4 million decrease from auto insurance products reflecting lower lead volume.
•SMB revenue of $25.1 million was up 6% year-over-year, as an increase in business loan originations was partially offset by continued pressures in organic search traffic.

SUMMARY FINANCIAL RESULTS

	Quarter Ended		% Change	Quarter Ended	% Change
	Sep 30,	Sep 30,		Jun 30,
(in millions, except per share amounts)	2026	2025	YoY	2026	QoQ
Revenue	$239.6	$215.1	11%	$197.3	21%
Consumer(1)	214.5	191.5	12%	175.2	23%
SMB(2)	25.1	23.6	6%	22.1	13%

Income from operations	$19.4	$34.4	(44%)	$7.0	180%
Net income	$14.9	$26.3	(43%)	$4.3	246%

Net income per share
Basic	$0.23	$0.35	(34%)	$0.07	229%
Diluted	$0.23	$0.34	(32%)	$0.07	229%

Non-GAAP financial measures(3)
Non-GAAP operating income	$30.4	$41.3	(27%)	$12.2	148%
Adjusted EBITDA	$39.8	$53.6	(26%)	$23.1	72%

Cash and cash equivalents	$73.5	$120.6	(39%)	$62.0	19%
______________
(1)    Consumer revenue consists of revenue from financial products and services intended for individual consumers, including insurance, credit cards, loans, bank accounts and other products and services.
(2)    SMB revenue includes revenue from loans, credit cards and other financial products and services intended for small and mid-sized businesses.
(3)    Non-GAAP operating income and adjusted EBITDA are non-GAAP financial measures. See “Non-GAAP Financial Measures” for more information, including reconciliations to the most directly comparable financial measures calculated in accordance with GAAP.
QUARTERLY CONFERENCE CALL
A conference call to discuss NerdWallet’s third quarter 2026 financial results will be webcast live today, November 5, 2026 at 1:30 PM Pacific Time (PT). The live webcast is open to the public and will be available on NerdWallet’s investor relations website at https://investors.nerdwallet.com. Following completion of the call, a recorded replay of the webcast will be available on NerdWallet’s investor relations website.
SHAREHOLDER LETTER
A shareholder letter providing additional information and analysis can be found at NerdWallet’s investor relations website at https://investors.nerdwallet.com.
ABOUT NERDWALLET
NerdWallet (Nasdaq: NRDS) is on a mission to provide clarity for all of life’s financial decisions. As a personal finance website and app, NerdWallet provides consumers with trustworthy and knowledgeable financial information so they can make smart money moves. From finding the best credit card to buying a house, NerdWallet is there to help consumers make financial decisions with confidence. Consumers have free access to our expert content and comparison shopping marketplaces, plus a data-driven app, which helps them stay on top of their finances and save time and money, giving them the freedom to do more. NerdWallet is available in the U.S. and Canada.
“NerdWallet” is a trademark of NerdWallet, Inc. All rights reserved. Other names and trademarks used herein may be trademarks of their respective owners.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions, except per share amounts)	2026	2025		2026	2025
Revenue	$239.6	$215.1	11%	$659.1	$611.2	8%
Costs and Expenses:
Cost of revenue	13.8	15.3	(10%)	40.8	50.1	(19%)
Research and development	17.8	15.7	13%	52.1	50.4	3%
Sales and marketing	173.2	135.3	28%	467.7	423.0	11%
General and administrative	15.4	14.4	7%	44.9	41.9	7%
Total costs and expenses	220.2	180.7	22%	605.5	565.4	7%
Income from Operations	19.4	34.4	(44%)	53.6	45.8	17%
Other income, net:
Interest income	0.5	1.0	(52%)	1.8	2.5	(27%)
Interest expense	(0.2)	(0.2)	7%	(0.5)	(0.5)	4%
Other gains, net	—	0.3	NM	0.1	0.5	(71%)
Total other income, net	0.3	1.1	(71%)	1.4	2.5	(41%)
Income before income taxes	19.7	35.5	(44%)	55.0	48.3	14%
Income tax provision	4.8	9.2	(47%)	15.4	13.6	14%
Net Income	$14.9	$26.3	(43%)	$39.6	$34.7	14%

Net Income per Share Attributable to Common Stockholders
Basic	$0.23	$0.35	(34%)	$0.60	$0.46	30%
Diluted	$0.23	$0.34	(32%)	$0.59	$0.45	31%

Weighted-average Shares Used in Computing Net Income per Share Attributable to Common Stockholders
Basic	63.8	75.7		65.7	74.9
Diluted	64.7	76.9		66.6	76.5

CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited

(in millions)	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$73.5	$98.3
Accounts receivable—net	123.0	111.0
Prepaid expenses and other current assets	31.7	35.4
Total current assets	228.2	244.7
Property, equipment and software—net	26.2	31.8
Goodwill	140.0	123.5
Intangible assets—net	16.9	21.5
Deferred tax asset—noncurrent	17.6	29.4
Right-of-use assets	5.8	7.1
Other assets	5.0	3.1
Total Assets	$439.7	$461.1
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19.6	$5.4
Accrued expenses and other current liabilities	63.7	65.5
Total current liabilities	83.3	70.9
Other liabilities—noncurrent	15.0	15.7
Total liabilities	98.3	86.6
Commitments and contingencies
Stockholders’ equity	341.4	374.5
Total Liabilities and Stockholders’ Equity	$439.7	$461.1

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited

	Nine Months Ended September 30,
(in millions)	2026	2025
Operating Activities:
Net income	$39.6	$34.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.0	36.9
Stock-based compensation	24.2	21.6
Deferred taxes	11.7	11.5
Non-cash lease costs	1.3	1.8
Other losses, net	0.5	1.6
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable	(11.3)	(20.6)
Prepaid expenses and other assets	(0.7)	(0.7)
Mortgage loans held for sale	3.3	(3.6)
Accounts payable	11.1	4.8
Accrued expenses and other current liabilities	0.4	6.4
Operating lease liabilities	(1.4)	(2.1)
Other liabilities	0.4	0.4
Net cash provided by operating activities	108.1	92.7
Investing Activities:
Purchases of investments	(2.0)	(2.0)
Liquidation of certificate of deposit	2.3	—
Capitalized software development costs	(10.3)	(12.4)
Purchases of property and equipment	(0.7)	(1.0)
Business combinations, net of cash acquired	(21.2)	(5.0)
Net cash used in investing activities	(31.9)	(20.4)
Financing Activities:
Net borrowing (repayment) on warehouse line of credit	(3.2)	3.3
Proceeds from exercises of stock options	1.7	0.7
Tax payments related to net-share settlements on restricted stock units	(1.3)	(3.2)
Issuances of Class A common stock under Employee Stock Purchase Plan	1.2	1.0
Repurchases of Class A common stock	(99.3)	(19.5)
Net cash used in financing activities	(100.9)	(17.7)
Effect of exchange rate changes on cash and cash equivalents	(0.1)	(0.3)
Net increase (decrease) in cash and cash equivalents	(24.8)	54.3
Cash and Cash Equivalents:
Beginning of period	98.3	66.3
End of period	$73.5	$120.6

NON-GAAP FINANCIAL MEASURES
We use non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our Board of Directors concerning our financial performance.
Non-GAAP operating income (loss): We define non-GAAP operating income (loss) as income (loss) from operations adjusted to exclude depreciation and amortization, and further exclude (1) losses (gains) on disposals of assets, (2) acquisition-related costs, (3) restructuring charges, and (4) stock-based compensation resulting from the accelerated vesting of equity awards in connection with certain terminations of employment, reductions in force, business combinations or dispositions, or changes in control, in each case to the extent not already excluded under (2) or (3). We also reduce income from operations, or increase loss from operations, for capitalized internally developed software costs.
Adjusted EBITDA: We define adjusted EBITDA as net income (loss) from continuing operations adjusted to exclude depreciation and amortization, interest income (expense), net, other gains (losses), net, and provision (benefit) for income taxes, and further exclude (1) losses (gains) on disposals of assets, (2) stock-based compensation, (3) acquisition-related costs, and (4) restructuring charges.
The above items are excluded from our non-GAAP operating income (loss) and adjusted EBITDA measures because these items are non-cash in nature, or because the amounts are not driven by core operating results and renders comparisons with prior periods less meaningful. We deduct capitalized internally developed software costs in our non-GAAP operating income (loss) measure to reflect the cash impact of personnel costs incurred within the time period.
We believe that non-GAAP operating income (loss) and adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results and in comparing operating results across periods. Moreover, non-GAAP operating income (loss) and adjusted EBITDA are key measurements used by our management internally to make operating decisions, including those related to analyzing operating expenses, evaluating performance, and performing strategic planning and annual budgeting. However, the use of these non-GAAP measures have certain limitations because they do not reflect all items of income and expense that affect our operations. Non-GAAP operating income (loss) and adjusted EBITDA have limitations as financial measures, should be considered as supplemental in nature, and are not meant as substitutes for the related financial information prepared in accordance with GAAP. These limitations include the following:
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain recurring, non-cash charges, such as amortization of software, depreciation of property and equipment, amortization of intangible assets, and (losses) gains on disposals of assets. Although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and non-GAAP operating income (loss) and adjusted EBITDA do not reflect all cash requirements for such replacements or for new capital expenditure requirements;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude certain acquisition-related costs, including acquisition-related retention compensation under compensatory retention agreements with certain key employees, and acquisition-related transaction expenses;
•Non-GAAP operating income (loss) and adjusted EBITDA exclude restructuring charges primarily consisting of severance payments, stock-based compensation, employee benefits, and related expenses for impacted employees, as well as contract termination costs, associated with our restructuring plan implemented in 2024;
•Non-GAAP operating income (loss) excludes stock-based compensation resulting from the accelerated vesting of equity awards in connection with certain terminations of employment, reductions in force, business combinations or dispositions, or changes in control, in each case to the extent not already excluded under acquisition-related costs or restructuring charges;
•Adjusted EBITDA excludes stock-based compensation, including for acquisition-related inducement awards, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy; and

•Adjusted EBITDA does not reflect interest income (expense) and other gains (losses), net, which include unrealized and realized gains and losses on foreign currency exchange, as well as certain nonrecurring gains (losses).
Adjusted free cash flow: We define adjusted free cash flow as net cash provided by operating activities less capitalized software development costs and purchases of property and equipment, adjusted for any net borrowing or repayment on our warehouse line of credit. Our warehouse line of credit is used to fund mortgage loans originated for sale, as any increase or decrease in our mortgage loans held for sale is substantially offset by a corresponding borrowing or repayment on our warehouse line of credit. Adjusted free cash flow is a key measurement used by our management internally to evaluate our business performance and overall liquidity. We believe that adjusted free cash flow provides useful information for investors and others for determining the amount of cash available for investment in our business, strategic opportunities, repurchasing stock, strengthening our financial position and other purposes, as well as evaluating our historical and prospective liquidity. A limitation of the utility of adjusted free cash flow as a measure of financial performance and liquidity is that adjusted free cash flow does not represent the total increase or decrease in our cash balance for the period.
In addition, non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow as we define them may not be comparable to similarly titled measures used by other companies. Because of these limitations, you should consider non-GAAP operating income (loss), adjusted EBITDA and adjusted free cash flow alongside other financial performance measures, including income (loss) from operations, net income (loss), cash flows from operating activities and our other GAAP results.

We compensate for these limitations by reconciling non-GAAP operating income to income from operations, adjusted EBITDA to net income and adjusted free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measures, as follows:

	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
(in millions)	2026	2025		2026	2025
Income from Operations	$19.4	$34.4	(44%)	$53.6	$45.8	17%
Depreciation and amortization	10.0	11.6	(14%)	29.0	36.9	(21%)
Stock-based compensation for accelerated vesting	3.9	—	NM	3.9	—	NM
Acquisition-related retention	—	—	NM	—	1.6	(100%)
Acquisition-related expenses	0.1	0.9	(84%)	1.2	1.7	(27%)
Loss on disposal of assets	—	—	NM	—	0.3	(86%)
Restructuring	—	—	NM	0.1	0.4	(88%)
Capitalized internally developed software costs	(3.0)	(5.6)	(46%)	(11.5)	(15.4)	(25%)
Non-GAAP Operating Income	$30.4	$41.3	(27%)	$76.3	$71.3	7%

Operating income margin	8%	16%		8%	7%
Non-GAAP operating income margin[1]	13%	19%		12%	12%

Net Income	$14.9	$26.3	(43%)	$39.6	$34.7	14%
Depreciation and amortization	10.0	11.6	(14%)	29.0	36.9	(21%)
Stock-based compensation	10.3	6.7	55%	24.2	21.6	12%
Acquisition-related retention	—	—	NM	—	1.6	(100%)
Acquisition-related expenses	0.1	0.9	(84%)	1.2	1.7	(27%)
Loss on disposal of assets	—	—	NM	—	0.3	(86%)
Restructuring	—	—	NM	0.1	0.4	(88%)
Interest income, net	(0.3)	(0.8)	(63%)	(1.3)	(2.0)	(35%)
Other gains, net	—	(0.3)	NM	(0.1)	(0.5)	(71%)
Income tax provision	4.8	9.2	(47%)	15.4	13.6	14%
Adjusted EBITDA	$39.8	$53.6	(26%)	$108.1	$108.3	0%
Stock-based compensation	(10.3)	(6.7)	55%	(24.2)	(21.6)	12%
Stock-based compensation for accelerated vesting	3.9	—	NM	3.9	—	NM
Capitalized internally developed software costs	(3.0)	(5.6)	(46%)	(11.5)	(15.4)	(25%)
Non-GAAP Operating Income	$30.4	$41.3	(27%)	$76.3	$71.3	7%

Net income margin	6%	12%		6%	6%
Adjusted EBITDA margin[2]	17%	25%		16%	18%
______________
(1)    Represents non-GAAP operating income as a percentage of revenue.
(2)    Represents adjusted EBITDA as a percentage of revenue.

	Twelve Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(in millions)	2026	2026	2026	2025	2025
Net cash provided by operating activities	$147.0	$164.3	$140.6	$131.6	$102.6
Capitalized software development costs	(14.8)	(16.2)	(16.3)	(16.9)	(17.2)
Purchases of property and equipment	(1.0)	(0.9)	(1.5)	(1.3)	(1.2)
Net borrowing (repayment) on warehouse line of credit	(2.1)	(6.0)	8.1	4.4	1.3
Adjusted free cash flow	$129.1	$141.2	$130.9	$117.8	$85.5

FINANCIAL OUTLOOK
We are providing guidance for the fourth quarter of 2026:
•Revenue is expected in the range of $191-$203 million, down 13% year-over-year at the midpoint
•GAAP operating income is expected in the range of $2-$8 million
•Non-GAAP operating income is expected in the range of $9-$15 million
•Adjusted EBITDA is expected in the range of $19-$25 million
We are adjusting our 2026 annual GAAP operating income expectation to the range of $56-$62 million and non-GAAP operating income to the range of $85-$91 million. We are also adjusting our 2026 annual adjusted EBITDA expectation to the range of $127-$133 million.
NerdWallet has not provided a quantitative reconciliation of forecasted GAAP net income (loss) to forecasted adjusted EBITDA within this communication because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, income taxes which are directly impacted by unpredictable fluctuations in the market price of the Company’s capital stock. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, many of which are outside of NerdWallet’s control.
A reconciliation of forecasted GAAP operating income to forecasted non-GAAP operating income for forecasted fourth quarter 2026 and forecasted full year 2026 is as follows:

	Forecasted Fourth Quarter	Forecasted Full Year
(in millions)	2026	2026
GAAP operating income	$2 - $8	$56 - $62
Estimated adjustments for:
Depreciation and amortization	9 - 10	37 - 39
Stock-based compensation for accelerated vesting	—	4
Acquisition-related expenses	0 - 1	1 - 3
Capitalized internally developed software costs	(2) - (4)	(13) - (17)
Non-GAAP operating income	$9 - $15	$85 - $91
For more information regarding the non-GAAP financial measures discussed in this communication, please see “Non-GAAP Financial Measures” above.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements about us and our industry that involve significant risks and uncertainties. Except for statements of historical facts, all statements contained in this press release are forward-looking, including, but not limited to, the statements in the section titled “Financial Outlook.” These statements often contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or similar terms, including their negatives. These forward-looking statements include, but are not limited to, statements regarding:
•the impact of macroeconomic developments, including inflation, interest rates, credit market conditions and general economic uncertainty, on our business, operating results, financial condition and stock price;
•our expectations regarding future financial and operational performance, including total revenue, cost of revenue, non-GAAP operating income (loss), adjusted EBITDA, and adjusted free cash flow;
•our ability to grow traffic, engagement, and monetization on our platform;
•expected returns on marketing investments and brand campaigns;
•consumer and SMB demand for products and services offered through our platform;
•our ability to increase user registrations, improve repeat usage rates, and convert users into matches with financial services partners;
•expansion within existing and new verticals, including new products, services, and features that are competitive, compliant with applicable regulations, and responsive to market needs;
•geographic changes in operations;
•maintaining and expanding relationships with existing financial services partners and identifying new ones;
•developing scalable technology and data capabilities to provide personalized guidance and enhance user engagement;
•strengthening brand awareness, credibility, and consumer and SMB trust;
•producing high quality, engaging consumer and SMB content and tools;
•adapting to evolving consumer and SMB financial interests and behaviors;
•competing effectively in existing and new markets;
•maintaining the security, reliability, and availability of our platform;
•protecting and enhancing our intellectual property portfolio;
•attracting, developing, and retaining highly skilled and diverse talent;
•complying with evolving laws, regulations, and supervisory expectations applicable to our business;
•the adequacy of our cash, cash equivalents, and investments to meet liquidity needs;
•managing growth, scaling infrastructure, and preserving our corporate culture;
•identifying, executing, and successfully integrating acquisitions; and
•achieving expected synergies, accretion, and other benefits from completed acquisitions.
These forward-looking statements are not guarantees of future performance and should not be relied upon as predictions of future events. They are based on our current expectations, estimates, and projections regarding future events and trends that may affect our business, financial condition and operating results. These expectations are subject to various risks, uncertainties, and assumptions, including those described in filings we make with the SEC from time to time.
Our industry is highly competitive and rapidly evolving, and new risks and uncertainties may arise that we cannot predict. As a result, actual results, events, or circumstances may differ materially from those reflected in our forward-looking statements.
Forward-looking statements in this press release speak only as of the date hereof. We undertake no obligation to update any such statements in this press release to reflect subsequent events, new information, or unexpected developments, except as required by law. These statements also do not reflect potential impacts from future acquisitions, mergers, dispositions, joint ventures, or investments.

Investor Relations:
Robb Ferris
ir@nerdwallet.com

Media Relations:
Maitri Jani
press@nerdwallet.com